EXHIBIT  23.1
-------------


                          INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in the Current Report on Form 8-K under the Securities Exchange Act of 1934 of Measurement Specialties, Inc. of our report dated May 25, 2001 and contained in Registration Statement No. 333-57928 of Measurement Specialties, Inc. on Form S-1 under the Securities Act of 1933 insofar as such report relates to the consolidated financial statements of Terraillon Holdings Limited for the year ended December 31, 2000 and for the nine months ended December 31, 1999.




DELOITTE & TOUCHE
Dublin, Ireland
August 20, 2001


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